MEMORANDUM OF UNDERSTANIDNG

                                 BY AND BETWEEN

                            COMMUNITY WEST BANCSHARES
                               GOLETA, CALIFORNIA

                                     AND THE
                      FEDERAL RESERVE BANK OF SAN FRANCISCO
                            SAN FRANCISCO, CALIFORNIA


          Community West Bancshares, Goleta, California ("Bancshares"), and the Federal Reserve Bank of San Francisco (the "Reserve Bank") as evidenced by signatures of their duly appointed officers below, have hereby entered into this Memorandum of Understanding (the "Memorandum"). This evidences the understanding of Bancshares and the Reserve Bank regarding the satisfactory resolution of certain criticisms and concerns contained in the Report of Bank Holding Company Inspection (the "Report") conducted as of the close of business March 31, 2000. Accordingly, Bancshares agrees to adopt the following plans, policies and courses of action:


DIVIDENDS AND STOCK REDEMPTIONS

     1. Bancshares shall not declare or pay any dividends without the prior written approval of the Reserve Bank. All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date and shall contain, but not be limited to:

          (a) information on consolidated earnings for the most recent annual and interim period;


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          (b)     current and projected information on earnings, cash flow,
capital levels and asset quality; and

          (c) information regarding whether the proposed dividend payment is covered by Bancshares's operating earnings and is consistent with the Board of Governors's Policy Statement, dated November 14, 1985, concerning the payment of cash dividends by bank holding companies,


     2. Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank an acceptable written dividend policy concerning the payment of dividends by Bancshares that shall, at a minimum, include:

          (a) a review of the capacity of Bancshares's operating cash flow to accommodate any proposed dividend payment, specifically whether the proposed dividend payment is covered by Bancshares's operating earnings; and

          (b) a determination that the dividend payment will not place undue pressure on the capital resources and the liquidity of Goleta National Bank and Palomar Community Bank (collectively, the "Subsidiary Banks".)


     3. Bancshares shall not purchase, redeem or otherwise acquire, directly or indirectly, any of its stock without the prior written approval of the Reserve Bank.


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CAPITAL ADEQUACY

     4. Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank an acceptable written plan to maintain a sufficient capital position for the consolidated organization. The plan shall, at a minimum, address and consider:

          (a) the current and future capital requirements of the Subsidiary Banks and the consolidated organization;

          (b) the requirements of the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and
D);

          (c)     the volume of adversely classified assets at the Subsidiary
Banks;

          (d) anticipated levels of earnings of the Subsidiary Banks, with particular attention to maintaining adequate loan loss reserves at the Subsidiary Banks;

          (e) the source and timing of additional funds that may be necessary to fulfill the future capital needs of the consolidated organization; and

          (f) any capital requirements for the Subsidiary Banks under any supervisory action.


DEBT AND DEBT SERVICE

     5.    (a)     Bancshares shall not, directly or indirectly, increase its borrowings, incur any debt, or renew any existing debt, including, without limitation, debt funded by account overdrafts, without the prior written approval of the Reserve Bank.


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          (b)     All requests for prior written approval shall contain, at a minimum, a statement regarding the purpose of the debt, increase, or renewal, the terms of the borrowing, the planned sources for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

          (c) Within 45 days of this Memorandum, Bancshares shall submit to the Reserve Bank an acceptable written debt service/retirement plan. The plan shall, at a minimum, address and consider:

               (i)     reduction and/or retirement of outstanding debts;

               (ii)    Bancshares's cash flow projections;

               (iii) the Subsidiary Banks' anticipated earnings, asset growth, capital, and dividend projections;

               (iv) alternative sources of funds to be used to make all necessary debt reductions;

               (v)     appropriate financial projections; and

               (vi) the actions Bancshares will take to maintain compliance with the terms of its debt agreements.


COMPLIANCE

     6.     (a)     Bancshares shall immediately take all necessary steps
consistent with sound banking practices to eliminate and/or correct the violations of sections 23A and 23B of the Federal Reserve Act (12 U.S.C 371c and 371c-l) set forth in the most recent Report.


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          (b)     Bancshares shall not engage, directly or indirectly, in any violation or in any activity resulting in a violation of section 23A or 23B of the Federal Reserve Act.

          (c) Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank an acceptable written compliance program designed to ensure Bancshares's compliance with all applicable laws, rules, and regulations. The program shall, at a minimum, (i) provide for the appointment of an individual as a compliance officer responsible for coordinating and monitoring compliance with the program; (ii) describe in detail the steps management will take to provide adequate oversight of the consolidated organization's compliance policies and procedures; and (iii) provide for compliance training for appropriate personnel.


INTERNAL CONTROLS AND REGULATORY REPORTING

     7. Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank acceptable written policies and procedures designed to strengthen and maintain Bancshares' records, systems, and internal controls. These policies and procedures shall include, without limitation:

          (a) corrective steps to address criticisms set forth in the Report, including, but not limited to, criticisms of loans and investments and intercompany tax allocations between Bancshares and the Subsidiary Banks; and

          (b) corrective steps to ensure that all regulatory reports and financial statements required to be filed with, and submitted to, the Federal Reserve System by Bancshares are filed and submitted to the Reserve Bank and the Board of Governors in a timely manner and


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accurately reflect the condition of Bancshares and the consolidated organization as of the date of the report or statement.


BOARD OVERSIGHT

     8. Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank an acceptable written plan designed to enhance management information systems and the board of directors' supervision of the operations and management of the consolidated organization. At a minimum, the plan shall address, consider and include;

          (a) the steps that the board of directors will take to establish and maintain effective supervision of the consolidated organization's senior management, major operations and activities, and prevent funding practices that jeopardize the welfare of the Subsidiary Banks or the consolidated organization;

          (b) the responsibilities of the board of directors for defining, approving, implementing, and monitoring the corrective actions required by this Memorandum; and

          (c) a description of the detailed information that will be provided to the board of directors.


STRATEGIC PLAN

     9.     (a)     Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank a written consolidated strategic plan for corporate development and operational strategy for the year 2001, including any new or expanded activities. The plan shall, at a minimum, address and consider:


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               (i)     identification of the methods or procedures by which the
board of directors of Bancshares will oversee the activities, policies and practices of the Subsidiary Banks;

               (ii) identification of the means by which the consolidated organization will seek to improve its operating performance; and

               (iii) Bancshares's financial performance objectives, including projections for cash flow, earnings, capital and asset growth or reduction.


          (b) A written strategic plan for each calendar year subsequent to 2001 shall be submitted to the Reserve Bank by January 3lst of such calendar year.


AUDIT

     10. Within 60 days of this Memorandum, Bancshares shall submit to the Reserve Bank an acceptable written plan to address the weaknesses contained in the Report concerning the audit program. The plan shall, at a minimum, address, consider and include:

          (a) staffing of the audit committee, including the guidelines and designation of resources to ensure that internal audits for the consolidated organization are completed as scheduled and that audits are performed for all areas that have been designated as warranting follow-up attention;

          (b) audit coverage, including the development of standardized audit reports and workpapers, as well as the procedures for specific review, follow-up and implementation of corrective action that is responsive to audit findings;

          (c)     frequency of audit committee meetings;


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          (d)     reporting and review of audit findings pertaining to the
Subsidiary Banks and the parent; and

          (e) annual review and approval by the board of directors of the audit plan and program for the consolidated organization.


DIRECTORS AND OFFICERS

     11. During the term of this Memorandum, or as otherwise required by law, Bancshares shall comply with the provisions of section 32 of the FDI Act (12 U.S.C. 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. Part 225, Subpart H) with respect to the appointment of any new directors or the hiring or promotion of any senior executive officers as defined in Regulation O of the Board of Governors (12 C.F.R. Part 215).


     12. Bancshares shall not increase director fees without the prior approval of the Reserve Bank.


APPROVAL OF PLANS, POLICIES AND PROCEDURES

     13. The plans, programs, policies and procedures required by paragraphs 2, 4, 5(c), 6(c), 7, 8 and 10 hereof shall be submitted to the Reserve Bank for review and approval. Acceptable plans, programs, policies and procedures shall be submitted within the time periods set forth in this Memorandum. Bancshares shall adopt all plans, programs, policies, and procedures within 10 days of receipt of approval from the Reserve Bank and then shall fully comply with them. During the term of this Memorandum, the approved plans, programs,


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policies, and procedures shall not be amended or rescinded without the prior written approval of the Reserve Bank.


PROGRESS REPORTS

     14. Within 30 days after the end of each calendar quarter (December 31, March 31, June 30, and September 30) following the date of this Memorandum, Bancshares shall furnish to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Memorandum and the results thereof. Such reports may be discontinued when the corrections required by this Memorandum have been accomplished and the Reserve Bank has, in writing, released Bancshares from making further reports.


     15. Bancshares shall submit to the Reserve Bank a copy of all written progress reports submitted by GNB to the Office of the Comptroller of the Currency (the "OCC") pursuant to any supervisory agreement or order entered into between GNB and the OCC.

COMMUNICATIONS

     16.   All communications regarding this Memorandum shall be sent to:

           (a)     Mr. Philip Ryan
                   Assistant Vice President
                   Federal Reserve Bank of San Francisco
                   101 Market Street, MS 970
                   San Francisco, CA 94105

           (b)     Mr. Llewellyn Stone
                   President and Chief Executive Officer
                   Community West Bancshares
                   455 Pine Avenue
                   Goleta, CA 93117


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EFFECT AND TERM OF MEMORANDUM

     17. The provisions of this Memorandum shall be binding upon Bancshares and its institution-affiliated parties, in their capacities as such, and their successors and assigns.


     18. Each provision of this Memorandum shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank.


     19. Notwithstanding any provision of this Memorandum to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to Bancshares to comply with any provision of this Memorandum.


     20. The provisions of this Memorandum shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank or any federal or state agency or department from taking any other action affecting Bancshares or any of its current or former institution-affiliated parties.


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     22.     IN WITNESS WHEREOF, the parties have caused this Memorandum to be executed as of this 22nd day of February, 2001.


Community West Bancshares, Inc.     Federal Reserve Bank of San Francisco



By: /s/ Michael Alexander           By:
    -----------------------             ------------------------
    Michael Alexander                   Philip Ryan
    Chairman                            Assistant Vice President

     Each of the undersigned directors of Bancshares acknowledges having read the foregoing Memorandum and approves of the consent thereto by Bancshares.


/s/  Mounir R. Ashamalla           /s/  Robert H. Bartlein
-----------------------------      -----------------------------
Mounir R. Ashamalla                 Robert H. Bartlein


/s/  Jean W. Blois
-----------------------------      -----------------------------
Jean W. Blois                      John D. Illgen


/s/  Lynda Nahra                   /s/  Michel Nellis
-----------------------------      -----------------------------
Lynda Nahra                        Michel Nellis


/s/  William R. Peeples            /s/  Richard Sanborn
-----------------------------      -----------------------------
William R. Peeples                 Richard Sanborn


                                   /s/  Llewellyn W. Stone
-----------------------------      -----------------------------
James R. Sims Jr.                  Llewellyn W. Stone


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